EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Alveron Energy Corp. (the “Company”) for the period ended April 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),  Mr. Changbao Lu, the President and Chief Executive Officer of the company, and Mr. William Tien, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company.

Date: June 16, 2011

By:	/s/ Changbao Lu
Name: Changbao Lu
Title: Chief Executive Officer

By:	/s/ William Tien
Name: William Tien
Title: Chief Financial Officer